                                                                     EXHIBIT 1.1



                               10,000,000 Shares

                       PAXSON COMMUNICATIONS CORPORATION

                              Class A Common Stock

                          U.S. UNDERWRITING AGREEMENT

                                                               [         ], 1996

SMITH BARNEY INC.
PAINEWEBBER INCORPORATED
CIBC WOOD GUNDY SECURITIES CORP.
BT SECURITIES CORPORATION

         As Representatives of the Several U.S. Underwriters

c/o      SMITH BARNEY INC.
         388 Greenwich Street
         New York, New York  10013

Dear Sirs:

                 Paxson Communications Corporation, a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 6,800,000 shares of its Class A Common Stock, $0.001 par value per share, to the several Underwriters named in Schedule II hereto (the "U.S. Underwriters") and the persons named in Part A of Schedule I hereto (the "Selling Stockholders") propose to sell to the several U.S. Underwriters an aggregate of 1,200,000 shares of Class A Common Stock. The Company and the Selling Stockholders are hereinafter sometimes referred to as the "Sellers". The Company's Class A Common Stock, $0.001 par value per share, is hereinafter referred to as the "Class A Common Stock" and the 6,800,000 shares of Class A Common Stock to be issued and sold to the U.S. Underwriters by the Company and the 1,200,000 shares of Class A Common Stock to be sold to the U.S. Underwriters by the Selling Stockholders are hereinafter referred to as the "Firm Shares". The Company and the Selling Stockholders listed in Part B of Schedule I hereto also propose to sell to the U.S. Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 1,500,000 shares (the "Additional Shares") of Class A Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "U.S. Shares".

                 It is understood that the Company is concurrently entering into an International Underwriting Agreement, dated the date hereof (the "International Underwriting Agreement" and,
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together with the U.S. Underwriting Agreement, the "Underwriting Agreements"),
providing for the sale of 2,000,000 shares of the Class A Common Stock (the "International Shares") by the Company through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for whom Smith Barney Inc., PaineWebber International, CIBC Wood Gundy Securities Corp. and Bankers Trust International PLC are acting as lead managers (the "Lead Managers"). The International Shares and the U.S. Shares are herein collectively called the "Shares".

                 The Company also understands that the U.S. Underwriters and the Lead Managers have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from the Managers a portion of the International Shares or sell to the Managers a portion of the U.S. Shares. The Company understands that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the International Underwriting Agreement.

                 The Company and the Selling Stockholders wish to confirm as follows their respective agreements with you (the "Representatives") and the other several U.S. Underwriters on whose behalf you are acting, in connection with the several purchases of the U.S. Shares by the U.S. Underwriters.

                 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act") a registration statement on Form S- 1 under the Act (the "Registration Statement"), including prospectuses subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the Registration Statement (including all financial schedules and exhibits) and any registration statement filed pursuant to Rule 462(b) under the Act, each as amended at the time it becomes effective, or, if the Registration Statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the

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term "Registration Statement" as used in this Agreement means the Registration
Statement as amended by said post-effective amendment. The term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement (including any prospectus subject to completion meeting the requirements of Rule 434(b) under the Act), or, if the prospectuses included in the Registration Statement omitinformation in reliance on Rule 430A under the Act and such information is included in the prospectuses or term sheets(within the meaning of Rule 434 under the Act) filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses or term sheets (within the meaning of Rule 434 under the Act) filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion in the forms included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission or in any amendment to the Registration Statement filed with the Commission, and as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses.

                 It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Shares: a Prepricing Prospectus and a Prospectus relating to the U.S. Shares that are to be offered and sold in the United States (as defined herein) or Canada (as defined herein) to U.S. or Canadian Persons (as defined herein) (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus", respectively), and a Prepricing Prospectus and a Prospectus relating to the International Shares which are to be offered and sold outside the United States and Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus", respectively). The U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses", and the U.S. Prepricing Prospectus and the International Prepricing Prospectus are herein called the "Prepricing Prospectuses". For purposes of this Agreement: "Rules and Regulations" means the rules and regulations adopted by the Commission under the Act; "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any

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U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

                 2. Agreements to Sell and Purchase. Subject to such adjustments as you may determine in order to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each U.S. Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each U.S. Underwriter, severally and not jointly, agrees to
purchase from the Company, at a purchase price of $[    ] per share (the
"purchase price per share"), the number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

                 Subject to such adjustments as you may determine in order to avoid fractional shares, each Selling Stockholder hereby agrees, subject to all the terms and conditions set forth herein, to sell to each U.S. Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each U.S. Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder, at the purchase price per share, the number of Firm Shares which bears the same proportion to the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

                 The Company and the Selling Stockholders listed in Part B of
Schedule I hereto also agree, subject to all the terms and conditions set forth herein, to sell to the U.S. Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein

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contained and subject to all the terms and conditions set forth herein, the
U.S. Underwriters shall have the right to purchase from the Company and the Selling Stockholders listed in Part B of Schedule I hereto, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of [ ]00,000 Additional Shares from the Company and up to an aggregate of [ ]00,000 Additional Shares from the Selling Stockholders listed in Part B of Schedule I hereto (the maximum number of Additional Shares which each of them agrees to sell upon the exercise by the U.S. Underwriters of the over-allotment option is set forth opposite their respective names in Part B of
Schedule I). Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The number of Additional Shares which the U.S. Underwriters elect to purchase upon any exercise of the over-allotment option shall [be provided by the Company and by each Selling Stockholder who has agreed to sell Additional Shares in proportion to the respective maximum numbers of Additional Shares each such Selling Stockholder has agreed to sell].* Upon any exercise of the over-allotment option, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder who has agreed to sell Additional Shares the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be sold by the Company and each Selling Stockholder who has agreed to sell Additional Shares as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

                 Certificates in transferable form for the U.S. Shares (including any Additional Shares) which each of the Selling Stockholders agrees to sell pursuant to this Agreement have been placed in custody with [
] (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (collectively, the "Custody Agreement") executed by each of the Selling Stockholders appointing

____________________
*    Alternatively  -  could  be allocated all to Company first.

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[        ] and [        ] as agents and attorneys-in-fact (the
"Attorneys-in-Fact"). Each Selling Stockholder agrees that (i) the U.S. Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the U.S. Underwriters, the Company and each other Selling Stockholder, (ii) the arrangements made by the Selling Stockholders for such custody are, except as specifically provided in the Custody Agreement, irrevocable, and (iii) the obligations of the Selling Stockholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of any Selling Stockholder or the occurrence of any other event. If any Selling Stockholder shall die or be incapacitated or if any other event shall occur before the delivery of the U.S. Shares hereunder, certificates for the U.S. Shares of such Selling Stockholder shall be delivered to the U.S. Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or any U.S. Underwriter shall have received notice of such death, incapacity or other event. Each Attorney-in-Fact is authorized, on behalf of each of the Selling Stockholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the U.S. Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates for such U.S. Shares, to receive the proceeds of the sale of such U.S. Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such Selling Stockholder in connection with the sale of such U.S. Shares, to distribute the balance thereof to such Selling Stockholder, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

                 Each U.S. Underwriter represents, warrants, covenants and agrees that, except as contemplated under Section 2 of the Agreement Between U.S. Underwriters and Managers dated the date hereof, (i) it is not purchasing any Shares for the account of anyone other than a U.S. or Canadian Person, (ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any Shares or distribute any U.S. Prospectus outside the United States or Canada or to anyone other than a U.S. or Canadian Person and (iii) any offer of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the relevant province of Canada in which such offer is made.

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                 3.       Terms of Public Offering.  The Sellers have been
advised by you that the U.S. Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the U.S. Prospectus.

                 4. Delivery of the Shares and Payment Therefor. Delivery to the U.S. Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY
10013, at 10:00 A.M., New York City time, on [         ], 1996 (the "Closing
Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you, the Company and the Attorneys-in-Fact.

                 Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such times on such dates (each, an "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the U.S. Underwriters to the Company and the Attorneys-in-Fact of the U.S. Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Additional Shares may be varied by agreement among you and the Company and the Attorneys-in-Fact.

                 Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Company or the Attorneys-in-Fact, as the case may be.

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                 5.       Agreements of the Company.  The Company agrees with
the several U.S. Underwriters as follows:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                 (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any of the Prepricing Prospectuses or the Prospectuses or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in the first sentence of paragraph (f) of this Section 5, of any change in the Company's or any of its subsidiaries' condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible time.

                 (c) The Company will furnish to you, without charge, five signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits

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         thereto, and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request.

                 (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectuses (including by way of issuance and filing under the Act of any term sheet within the meaning of Rule 434 under the Act) of which you shall not previously have been advised or to which you shall object after being so advised or (ii) during such period as, in the opinion of counsel for the U.S. Underwriters, a prospectus is required to be delivered in connection with sales by any U.S. Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the U.S. Underwriters, prior to or concurrently with such filing.

                 (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the U.S. Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by dealers, prior to the date of the U.S. Prospectus, of each U.S. Prepricing Prospectus so furnished by the Company.

                 (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the U.S. Underwriters a prospectus is required by the Act to be delivered in connection with sales of Shares by any U.S. Underwriter or dealer, the Company will expeditiously deliver to each U.S. Underwriter and each dealer, without charge, as many copies of the U.S. Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the U.S. Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as

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         the U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the U.S. Underwriters is required to be set forth in the U.S. Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the U.S. Prospectus in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the U.S. Underwriters and dealers as many copies thereof as they may request. In the event that the Company and you, as Representatives of the several U.S. Underwriters, agree that the U.S. Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                 (g) The Company will cooperate with you and with counsel for the U.S. Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several U.S. Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                 (h) The Company will make generally available to its security holders a consolidated earning statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earning statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

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


                 (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or the American Stock Exchange, and (ii) from time to time such other information concerning the Company and its subsidiaries as you may request.

                 (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to
         Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the U.S. Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the U.S. Underwriters) incurred by you in connection herewith.

                 (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectuses.

                 (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                 (m) Except as provided in this Agreement and the International Underwriting Agreement, the Company will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of any Class A Common Stock or other capital stock of the Company (collectively, the "Capital Stock") or any securities convertible into or exercisable or exchangeable for Capital Stock, for a period of 180 days after the date of the Prospectuses, without the prior written consent of Smith Barney Inc.

                 (n) The Company has furnished or, prior to the Closing Date, will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and directors and each of its stockholders designated by you.

                 (o) Except as stated in this Agreement and in the International Underwriting Agreement and in the Prepricing Prospectuses and Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any Capital Stock to facilitate the sale or resale of the Shares.

                 (p) The Company will use its best efforts to have the Shares listed, subject to issuance, on the American Stock Exchange on or before the Closing Date.

                 6. Agreements of the Selling Stockholders. Each of the Selling Stockholders agrees with the several U.S. Underwriters as follows:

                 (a) Such Selling Stockholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

                 (b) Such Selling Stockholder will pay all Federal and other taxes, if any, on the transfer or sale of the Shares being sold by the Selling Stockholder to the U.S. Underwriters.

                 (c) Such Selling Stockholder will do or perform all things required to be done or performed by the Selling Stockholder prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy all conditions precedent to the purchase of the Shares pursuant to this Agreement.

                 (d) Except as provided in this Agreement, such Selling Stockholder will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of any Capital Stock or any securities convertible into or exercisable or exchangeable for Capital Stock, for a period of 180 days after the date of the Prospectuses, without the prior written consent of Smith Barney Inc.

                 (e) Except as stated in this Agreement and in the Prepricing Prospectuses and the Prospectuses, such Selling Stockholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any Capital Stock to facilitate the sale or resale of the Shares.

                 (f) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in the first sentence of paragraph (f) of Section 5 hereof, of any change in the Company's or any of its subsidiaries' condition (financial or other), business, prospects, properties, net worth or results of operations or of any change in information relating to such Selling Stockholder or the Company or any such subsidiary or any new information relating to the Company or any of its subsidiaries or relating to any matter stated in the Prospectuses or any amendment or supplement thereto which comes to the attention of such Selling Stockholder that suggests that any statement made in the Registration Statement or the Prospectuses (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectuses (as then amended or supplemented, if amended or supplemented) omit or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented, if amended or supplemented) in order to comply with the Act or any other law.

                 (g) Such Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                 7. Representations and Warranties of the Company. The Company represents and warrants to each U.S. Underwriter that:

                 (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                 (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act complied or will comply in all material respects with the provisions of the Act and did not and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information relating to any U.S. Underwriter or Manager furnished to the Company in writing by or on behalf of any U.S. Underwriter or Manager through you expressly for use therein.

                 (c) All the outstanding shares of Capital Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the U.S. Underwriters and the Managers against payment therefor in accordance with the terms hereof and in the International Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the Capital Stock of the Company conforms to the descriptions thereof in the Registration Statement and the Prospectuses.

                 (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify could not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                 (e) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed in an exhibit to the Registration Statement. Each Subsidiary is either (i) a corporation duly incorporated or organized, validly existing and in good standing in the jurisdiction of its incorporation or organization or (ii) a partnership duly organized and validly existing under the applicable laws of the State of Florida and, in each case, with full corporate or partnership power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, and, other than as set forth in the Prospectuses, are owned free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

                 (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or any of their respective officers or directors, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectuses but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

                 (g) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the

         Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

                 (h) Except as disclosed in the Registration Statement and the Prospectuses, neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement or the other Transaction Documents (as hereinafter defined) by the Company or the Subsidiaries (to the extent a party thereto) nor the consummation by the Company or the Subsidiaries (to the extent a party thereto) of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except (A) such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement and (B) as would not (individually or in the aggregate) have a Material Adverse Effect) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except as would not (individually or in the aggregate) have a Material Adverse Effect.

                 (i) Each of Price Waterhouse LLP and Ryals, Brimmer, Burek and Keelan, who have certified or shall certify the financial statements included in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), are independent public accountants as required by the Act.

                 (j) The financial statements of the Company and the Subsidiaries, together with related schedules and notes, included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement and the Prospectuses at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

                 (k) The unaudited pro forma consolidated financial statements and other pro forma financial information (including the notes thereto) included in the Registration Statement and the Prospectuses (A) present fairly in all material respects the information shown therein; (B) have been prepared in accordance with applicable requirements of Regulation S-X promulgated under the Exchange Act; (C) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements; and (D) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma condensed consolidated financial information included in the Registration Statement and the Prospectuses are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                 (l) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except (i) that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to credi-tors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                 (m) The execution and delivery of, and the performance by the Company and the Subsidiaries (to the extent a party thereto) of each of its obligations under, each agreement or instrument executed or delivered in connection with Proposed Acquisitions (as defined in the Prospectuses) and the release of the holders' put option on the Company's Class A and Class B Common Stock Warrants (collectively, the "Transaction Documents"), other than this Agreement, have been duly and validly authorized by the Company and the Subsidiaries (to the extent a party thereto), and such Transaction Documents have been duly executed and delivered by the Company and the Subsidiaries (to the extent a party thereto) and constitute the valid and legally binding agreement of the Company and the Subsidiaries (to the extent a party thereto), enforceable against them in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) to general principles of equity and the discretion of the court before which any proceeding thereof may be brought.

                 (n) Except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, contingent or otherwise, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                 (o) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectuses as being owned by it which is material to the business of the Company and the Subsidiaries, taken as a whole, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectuses and all property described in the Registration Statement and the Prospectuses as being held under lease by each of the Company and the Subsidiaries which is material to the business of the Company and the Subsidiaries, taken as a whole, is held by it under valid, subsisting and enforceable leases.

                 (p) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

                 (q) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities, including, without limitation, permits, licenses, franchises and authorizations from the United States Federal Communications Commission (the "FCC") ("Permits"), as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectuses, subject to such qualifications as may be set forth in the Prospectuses and, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the Company and each of the Subsidiaries has fulfilled and performed all of their respective obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectuses and, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and, except as described in the Prospectuses, none of such Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.
         Other than as disclosed in the Prospectuses, there are no license renewal or rate or tariff proceedings existing, pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect.

                 (r) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (s) To the Company's knowledge, neither the Company nor any of the Subsidiaries nor any officer, director, employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectuses.

                 (t) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than those taxes or assessments being contested in good faith and those taxes or assessments for which adequate reserves or accruals have been established in accordance with generally accepted accounting principles, except where the failure to file such tax returns or to pay such taxes or assessments is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The Company knows of no actual or proposed additional tax assessments for any fiscal period against the Company or any of the Subsidiaries that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                 (u) Except as disclosed in the Registration Statement or the Prospectuses, no holder of any security of the Company has any right to require registration of any security of the Company because of the filing of the Registra-tion Statement or consummation of the transactions contemplated by this Agreement.

                 (v) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectuses as being owned by them or any of them or necessary for the conduct of their respective businesses, the absence of which would have or could reasonably be expected to have a Material Adverse Effect, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing which claims or challenges, individually or in the aggregate, would have a Material Adverse Effect.

                 (w) The Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

                 (x) The Company is not now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectuses under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (y) The Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act and the rules and regulations thereunder; each such document or report and any amendment thereto at the time it was filed conformed to the requirements of the Exchange Act and the rules and regulations thereunder; and none of such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (z) There are no business relationships or related-party transactions of the nature described in Item 404 of Regulation S-K involving the Company or any of its Subsidiaries and any persons described in such Item that are required to be disclosed in the Prospectuses and which have not been so disclosed.

                 (aa) The Common Stock conforms in all material respects to the description thereof in the Registration Statement and the Prospectuses.

                 (ab) Neither the Company nor any of the Subsidiaries, or any of such entities' directors, officers or controlling persons, has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                 8. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to each U.S. Underwriter that:

                 (a) Such Selling Stockholder now has, and on the Closing Date and the Option Closing Date will have, valid and marketable title to the Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.

                 (b) Such Selling Stockholder now has, and on the Closing Date and the Option Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement, and upon delivery of and payment for such Shares hereunder, the several U.S. Underwriters will acquire valid and marketable title to such Shares free and clear of any lien, claim, security interest or other encumbrance.

                 (c) This Agreement and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are the valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their respective terms.

                 (d) Neither the execution and delivery of this Agreement or the Custody Agreement by or on behalf of such Selling Stockholder nor the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Stockholder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound or to which any of such Selling Stockholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Stockholder or to any property or assets of such Selling Stockholder.

                 (e) The Registration Statement and the Prospectuses, insofar as they relate to such Selling Stockholder, do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (f) Such Selling Stockholder does not have any knowledge or any reason to believe that the Registration Statement or the Prospectuses (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (g) The representations and warranties of such Selling Stockholder in the Custody Agreement are, and on the Closing Date and the Option Closing Date will be, true and correct.

                 (h) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any Capital Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements described in the Prospectuses.

                 9. Indemnification and Contribution. (a) The Company and each of Second Crystal Diamond, L.P. and Paxson Enterprises, Inc. (collectively, the "Indemnifying Selling Stockholders"), jointly and severally, agree to indemnify and hold harmless each of you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such U.S. Underwriter furnished in writing to the Company by or on behalf of any U.S. Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any person controlling such U.S. Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such U.S. Underwriter to any person if a copy of the U.S. Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such U.S. Prepricing Prospectus was corrected in the U.S. Prospectus; provided that the Company has delivered the U.S. Prospectus to the several U.S. Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company or any Indemnifying Selling Stockholder may otherwise have.

                 (b) If any action, suit or proceeding shall be brought against any U.S. Underwriter or any person controlling any U.S. Underwriter in respect of which indemnity may be sought against the Company or any Indemnifying Selling Stockholder, such U.S. Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such U.S. Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such U.S. Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel or
(iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such U.S. Underwriter or such controlling person and the indemnifying parties and such U.S. Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such U.S. Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such U.S. Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any U.S. Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                 (c) Each Selling Stockholder other than an Indemnifying Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each of you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Indemnifying Selling Stockholders to each U.S. Underwriter, but only with respect to the information furnished in writing by or on behalf of such Selling Stockholder other than an Indemnifying Selling

Stockholder expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against any U.S. Underwriter, any such controlling person of any U.S. Underwriter, the Company, any of its directors, any such officer, or any such controlling person of the Company, based on the Registration Statement, the Prospectus or any Prepricing Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Selling Stockholder pursuant to this paragraph (c), such Selling Stockholder shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Selling Stockholder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Selling Stockholder's expense), and each U.S. Underwriter, each such controlling person of any U.S. Underwriter, the Company, its directors, any such officer, and any such controlling person of the Company shall have the rights and duties given to the U.S. Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Selling Stockholder may otherwise have.

                 (d) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Selling Stockholder, and any person who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each U.S. Underwriter, but only with respect to information relating to such U.S. Underwriter furnished in writing by or on behalf of such U.S. Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any Selling Stockholder, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any U.S. Underwriter pursuant to this paragraph
(d), such U.S. Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such U.S. Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such U.S. Underwriter's expense), and the Company, its directors, any such officer, the

Selling Stockholders, and any such controlling person shall have the rights and duties given to the U.S. Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any U.S. Underwriter may otherwise have.

                 (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a), (c) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus; provided that, in the event that the U.S. Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Selling Stockholders or the U.S. Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders, and the underwriting discounts and commissions received by the U.S. Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the U.S. Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the

Company or the Selling Stockholders on the one hand or by the U.S. Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (f) The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

                 (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                 (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of
(i) any investigation made by or on behalf of any U.S. Underwriter or any person controlling any U.S. Underwriter, the Company, its directors or officers or the Selling Stockholders or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any U.S. Underwriter or any person controlling any U.S. Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

                 10. Conditions of U.S. Underwriters' Obligations. The several obligations of the U.S. Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M. (or, in the case of a Registration Statement filed pursuant to Rule 462(b) under the Act, not later than 10:00 P.M.), New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, any Selling Stockholder or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to your satisfaction.

                 (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectuses, which in your opinion, as Representatives of the several U.S. Underwriters, would materially, adversely affect the market for the Shares or (ii) any event or development relating to or involving the Company or any officer or director of the Company or any Selling Stockholder which makes any statement made in the Prospectuses untrue or which, in the opinion of the Company and its counsel or the U.S. Underwriters and their counsel, requires the making of any addition to or change in the Prospectuses in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading if amending or supplementing the Prospectuses to reflect such event or development would, in your opinion, as Representatives of the several U.S. Underwriters, materially adversely affect the market for the Shares.

                 (c) You shall have received on the Closing Date, an opinion of Holland & Knight, counsel for the Company and the Selling Stockholders, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

                                    (i)         The Company is a corporation
                 duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect;

                                    (ii)        Each Subsidiary which is a
                 Florida corporation or partnership is either (i) a corporation duly incorporated or organized, validly existing and in good standing in Florida or (ii) a partnership duly organized and validly existing under the applicable laws of the State of Florida and the status of each such Subsidiary is active; to the knowledge of such counsel, each Subsidiary has the requisite corporate or partnership power to own and operate its property and assets and to transact the business in which it is engaged except where the failure to own or operate such property or assets or transact such business would not have a Material Adverse Effect; each Subsidiary which is a Delaware corporation is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and each Subsidiary is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect;

                                    (iii)       To the knowledge of such
                 counsel, the authorized and outstanding Capital Stock of the Company is as set forth under the caption "Capitalization" in the Prospectuses; and the authorized Capital Stock of the Company conforms in all material respects as to legal matters to the descriptions thereof contained in the Prospectuses under the caption "Description of Capital Stock"; all of the outstanding shares of capital stock of or ownership interests in each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights;

                                    (iv)        All the shares of Capital Stock
                 of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights;

                                    (v)         The Shares to be issued and
                 sold to the U.S. Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the U.S. Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any securities of the Company upon the issuance thereof by the Company;

                                    (vi)        The form of certificates for
                 the Shares conforms to the requirements of the Delaware General Corporation Law;

                                    (vii)       The Registration Statement and
                 all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectuses pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                                    (viii)      The Company has corporate power
                 and authority to enter into this Agreement and to issue, sell and deliver the Shares, and this Agreement has been duly authorized, executed and delivered by the Company;

                                    (ix)        Neither the offer, sale or
                 delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries or any agreement or document relating to the Capital Stock of the Company, nor will any such action result in any violation of any law, regulation, rule (assuming compliance with all applicable state securities and Blue Sky laws), judgment, ruling or court decree applicable to the Company, the Subsidiaries or any of their respective properties;

                                    (x)         No consent, approval,
                 authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the U.S. Underwriters as contemplated by this Agreement;

                                    (xi)        The Registration Statement and
                 the Prospectuses and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

                                    (xii)       To the knowledge of such
                 counsel, (A) other than as described or contemplated in the Prospectuses (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectuses (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

                                    (xiii)      Other than with respect to
                 federal, state or local broadcasting, licensing or communications law or regulatory matters, the statements in the Registration Statement and Prospectuses, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown;

                                    (xiv)       This Agreement and the Custody
                 Agreement have each been duly executed and delivered by or on behalf of each of the Selling Stockholders and are valid and binding agreements of each Selling Stockholder enforceable against each Selling Stockholder in accordance with their respective terms;

                                    (xv)        To the knowledge of such
                 counsel, each Selling Stockholder has full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver good and marketable title to the Shares which such Selling Stockholder has agreed to sell pursuant to this Agreement;

                                    (xvi)       The execution and delivery of
                 this Agreement and the Custody Agreement by the Selling Stockholders and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument known to such counsel to which any Selling Stockholder is a party or by which any of them or any of their assets or property is bound, or any court order or decree or any law, rule, or regulation applicable to any Selling Stockholder or to any of the property or assets of any Selling Stockholder;

                                    (xvii)      Upon delivery of the Shares
                 pursuant to this Agreement and payment therefor as contemplated herein the U.S. Underwriters will acquire good and marketable title to the Shares free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title;

                                    (xviii)     The Company is not an
                 "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended; and

                                    (xix)       Although counsel has not
                 undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement or the Prospectuses, such counsel has participated in the preparation of the Registration Statement and the Prospectuses, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectuses, as of their date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectuses, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectuses).

                 (d) You shall have received on the Closing Date an opinion of Anthony L. Morrison, Esq., General Counsel to the Company, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

                                    (i)         The Company and each of the
                 Subsidiaries has full corporate or partnership power and authority, and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a Material Adverse Effect), to own their respective properties and to conduct their respective businesses as now being conducted, as described in the Prospectuses;

                                    (ii)        Except as disclosed in the
                 Prospectuses, all the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance;

                                    (iii)       This Agreement is a valid,
                 legal and binding agreement of the Company, enforceable against the Company in accordance with its terms (it being noted, without expressing any opinion with regard to the federal securities laws and regulations, that the Commission has expressed the view that indemnification against securities law liabilities is against public policy) and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                                    (iv)        Each of the Company and the
                 Subsidiaries has all corporate or partnership power and authority, as the case may be, to execute, deliver and perform each of the Transaction Documents to which it is a party, to perform all of its obligations thereunder and to consummate the transactions contemplated thereby;

                                    (v)         Neither the Company nor any of
                 the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or to the knowledge of such counsel after reasonable inquiry, is in default (and no event has occurred which with notice or lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness;

                                    (vi)        Except as disclosed in the
                 Registration Statement and the Prospectuses, to the knowledge of such counsel, neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement and the other Transaction Documents, compliance by the Company or the Subsidiaries (to the extent a party thereto) with the provisions hereof or thereof nor consummation by the Company or the Subsidiaries (to the extent a party thereto) of the transaction contemplated hereby or thereby, conflict or will conflict with or constitute or will constitute a breach of, or a default under the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries which conflict, breach, default or lien could reasonably be expected to have a Material Adverse Effect;

                                    (vii)       To the knowledge of such
                 counsel, other than as described in the Prospectuses (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectuses (or any amendment or supplement thereto);

                                    (viii)      There are no agreements,
                 contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

                                    (ix)        To the knowledge of such
                 counsel after reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries;

                                    (x)         Except as described in the
                 Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any shares of Capital Stock of the Company or any security convertible into or exchangeable or exercisable for Capital Stock of the Company; and

                                    (xi)        Except as described in the
                 Prospectuses, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Capital Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Capital Stock or other securities of the Company.

                 (e) You shall have received on the Closing Date an opinion of Dow, Lohnes & Albertson, special communications counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

                                    (i)         Whitehead Media, Inc.,
                 Bradenton Broadcast Television Company, Ltd. and each subsidiary of the Company and each subsidiary of The Christian Network, Inc. holds those broadcast licenses issued by the FCC ("FCC Licenses") identified as held by such entity.

                 Each of the FCC Licenses authorizes radio or television broadcast operations by the holder thereof using the channel or frequency assignment and serving the community of license that is identified for each of the FCC Licenses;

                                    (ii)        To the knowledge of such
                 counsel, based upon the review of the publicly available records of the FCC and inquiry to officers of the Company, except as may be disclosed in the Prospectuses, there is no order, judgment, decree, notice of apparent liability, or order of forfeiture outstanding, and no petition, objection, notice of apparent liability, order of forfeiture, investigation, complaint, or other proceeding pending before the FCC or threatened by the FCC against the stations listed (the "Stations") or the FCC Licenses that reasonably could be expected to result in the termination, revocation, suspension, or denial of renewal of any of the FCC Licenses, except for rule making and other similar proceedings generally applicable to the radio or television broadcasting industry or substantial segments thereof;

                                    (iii)       To the knowledge of such
                 counsel based upon the review of the publicly available files of the FCC and inquiry to officers of the Company, other than as disclosed in the Prospectuses; (a) there are no license renewal proceedings pending for any of the FCC Licenses; and
                 (b) except as set forth on the FCC authorization certificates for the Stations or imposed by the generally applicable rules of the FCC, none of the FCC Licenses is subject to any condition imposed by the FCC that reasonably could be expected to have a material adverse effect on the Company's ability to conduct its broadcast operations, taken as a whole;

                                    (iv)        The issuance, sale and delivery
                 of the Shares pursuant to this Agreement (A) does not require any consent or authorization from the FCC, and (B) does not constitute a violation of the Communications Act of 1934 (the "Communications Act") or the published rules and regulations of the FCC promulgated thereunder;

                                    (v)         The applications for consent to
                 assignment or transfer of control of licenses issued by the FCC in connection with the Proposed Acquisitions (as defined in the Prospectuses) that are listed in the Prospectuses (the "Acquisition Applications") have been filed with the FCC and, to the knowledge of such counsel based upon the review of the publicly available files of the FCC and inquiry to officers of the Company, no petition to deny such applications has been filed with the FCC;

                                    (vi)        The statements in the
                 Prospectuses under the captions "Risk Factors -- Must Carry Regulations," "-- Government Regulation," "-- Multiple Ownership Rules; Time Brokerage Agreements" and "Business -- Federal Regulation of Broadcasting," insofar as they constitute summaries of the Communications Act and the published rules and regulations of the FCC promulgated thereunder have been reviewed by such counsel and are accurate in all material respects;

                                    (vii)       The execution, delivery and
                 performance of (x) this Agreement by the Company and (y) this Agreement and the Custody Agreement by the Selling Stockholders (A) do not require any consent or authorization from the FCC, and (B) do not and will not violate the Communications Act and the rules and regulations promulgated thereunder;

                                    (viii)      There are no restrictions or
                 limitations imposed by the FCC on the ability of the Company to pay cash dividends on its shares of Class A Common Stock or, except as set forth in the Prospectuses, otherwise make distributions on its shares of Capital Stock.

                 (f) You shall have received on the Closing Date an opinion of Cahill Gordon & Reindel, counsel for the U.S. Underwriters, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, with respect to the matters referred to in clauses (v), (vii),
(viii), (xi) and (xix) of the foregoing paragraph (c) and such other related matters as you may request.

                 (g) You shall have received "cold comfort" letters addressed to you, as Representatives of the several U.S. Underwriters, and dated the date hereof and the Closing Date from Price Waterhouse LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                 (h)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, the Selling Stockholders or the Underwriters, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the Capital Stock of the Company nor any material increase in the consolidated short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectuses (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(h) and in Section 10(i) hereof.

                 (i) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                 (j) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of the Selling Stockholders to the effect set forth in this Section 10(j) and in Section 10(k) hereof.

                 (k) The Selling Stockholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

                 (l) Prior to the Closing Date the Shares shall have been listed, subject to issuance, on the American Stock Exchange.

                 (m) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

                 (n) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

                 (o) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you the "lock- up" letters requested by you in form and substance satisfactory to you, and each such "lock-up" letter shall be in full force and effect on the Closing Date.

                 All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

                 Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or any Selling Stockholder and delivered to you, as Representatives of the U.S. Underwriters, or to counsel for the U.S. Underwriters, shall be deemed a representation and warranty by the Company, the Selling Stockholders or the particular Selling Stockholder, as the case may be, to each U.S. Underwriter as to the statements made therein.

                 The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (j) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c), (d), (e) and (f) shall be revised to reflect the sale of Additional Shares.

                 11. Expenses. Notwithstanding any termination of this Agreement (pursuant to Section 12, Section 13 or otherwise), the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Sellers of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each of the Prepricing Prospectuses, the Prospectuses, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectuses, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the American Stock Exchange;
(vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the U.S. Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the U.S. Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders.

                 12. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post- effective amendment has been released by the

Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several U.S. Underwriters, by notifying the Company and the Selling Stockholders.

                 If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting U.S. Underwriter or U.S. Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date, each non-defaulting U.S. Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting U.S. Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Firm Shares which such defaulting U.S. Underwriter or U.S. Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting U.S. Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectuses or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting U.S. Underwriter from liability in respect of any such default of any such U.S. Underwriter under this Agreement. The term "U.S. Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting U.S. Underwriter is obligated, but fails or refuses, to purchase.

                 Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                 13. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any U.S. Underwriter to the Company or any Selling Stockholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Florida shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectuses or to enforce contracts for the resale of the Shares by the U.S. Underwriters. Notice of such termination may be given to the Company and the Selling Stockholders by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                 14.                Information Furnished by the Underwriters.
The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first, fourth, eighth, ninth, tenth and fourteenth paragraphs under the caption "Underwriting" in any U.S. Prepricing Prospectus and in the U.S. Prospectus constitute the only information furnished by or on behalf of the U.S. Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

                 15. Miscellaneous. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 601 Clearwater Park Road, West Palm Beach, Florida 33401, Attention: Anthony L. Morrison, Esq., Vice President and General Counsel; or (ii) if to the Selling Stockholders, at
[            ], Attention: [         ]; or (iii) if to you, as Representatives
of the several U.S. Underwriters, care of Smith Barney Inc., 388

Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

                 This Agreement has been and is made solely for the benefit of the several U.S. Underwriters, the Company, its directors and officers, the other controlling persons referred to in Section 9 hereof and the Selling Stockholders and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any U.S. Underwriter of any of the Shares in his status as such purchaser.

                 16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                 This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                 Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several U.S. Underwriters.

                              Very truly yours,

                              PAXSON COMMUNICATIONS CORPORATION


                              By
                                 -----------------------------
                                 Name:
                                 Title:

                              Each of the Selling
                                Stockholders named in
                                Schedule I hereto


                              By
                                 -----------------------------
                                 Name:
                                  Title:  Attorney-in-Fact


                              By
                                 -----------------------------
                                 Name:
                                  Title:  Attorney-in-Fact


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
U.S. Underwriters named in Schedule II
hereto.

SMITH BARNEY INC.
PAINEWEBBER INCORPORATED
CIBC WOOD GUNDY SECURITIES CORP.
BT SECURITIES CORPORATION

As Representatives of the Several U.S. Underwriters

By SMITH BARNEY INC.


By
   --------------------------------
   Name:
   Title:

                                   SCHEDULE I


                       PAXSON COMMUNICATIONS CORPORATION


Part A - Firm Shares

                                                        Number of
              Selling Stockholders                     Firm Shares
              --------------------                     -----------

                                                      --------------
                                     Total........
                                                      ==============




Part B - Additional Shares
--------------------------

                                                         Number of
              Selling Stockholders                   Additional Shares
              --------------------                   -----------------





                                                      --------------
                                     Total........
                                                      ==============

                                  SCHEDULE II


                       PAXSON COMMUNICATIONS CORPORATION



                                                                                            Number of
Underwriter                                                                                 Firm Shares
-----------                                                                                 -----------
Smith Barney Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
CIBC Wood Gundy Securities Corp.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
BT Securities Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .



                                                                                               -----------
          Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                               ===========